SUBADVISORY AGREEMENT


       This SUBADVISORY AGREEMENT (Agreement) is made this 13th day of April, 2007, by and between Legg Mason Partners Fund Advisor, LLC, a Delaware limited liability company (the Manager), and Legg Mason Global Asset Allocation, LLC, a Delaware limited liability company (the Subadviser).

       WHEREAS, the Manager has been retained by Legg Mason Partners Equity Trust (the Trust), a Maryland business trust registered as a management investment company under the Investment Company Act of
1940, as amended (the 1940 Act) to provide investment advisory, management, and administrative services to the Trust with respect to certain series of the Trust; and
       WHEREAS, the Manager wishes to engage the Subadviser to provide certain investment advisory services to the Trust with respect to the series of the Trust designated in Schedule A annexed hereto (the
Fund) and Subadviser is willing to furnish such services on the terms and conditions hereinafter set forth;
       NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:
       1.	In accordance with and subject to the Management Agreement
between the Trust and the Manager with respect to the Fund (the
Management Agreement), the Manager hereby appoints the Subadviser to act as Subadviser with respect to the Fund for the period and on the terms set forth in this Agreement. The Subadviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.
       2.	The Manager shall cause the Subadviser to be kept fully
informed at all times with regard to the securities owned by the
Fund, its funds available, or to become available, for investment, and generally as to the condition of the Fund?s affairs. The Manager shall furnish the Subadviser with such other documents and
information with regard to the Fund?s affairs as the Subadviser may from time to time reasonably request.
       3.	(a)	Subject to the supervision of the Trust?s Board of
Trustees (the Board) and the Manager, the Subadviser shall regularly provide the Fund with respect to such portion of the Fund?s assets as shall be allocated to the Subadviser by the Manager from time to time
(the Allocated Assets) with investment research, advice, management and supervision and shall furnish a continuous investment program for the Allocated Assets consistent with the Fund?s investment
objectives, policies and restrictions, as stated in the Fund?s current Prospectus and Statement of Additional Information. The
Subadviser shall, with respect to the Allocated Assets, determine from time to time what securities and other investments will be purchased (including, as permitted in accordance with this paragraph, swap agreements, options and futures), retained, sold or exchanged by the Fund and what portion of the Allocated Assets will be held in the various securities and other investments in which the Fund invests, and shall implement those decisions (including the execution of investment documentation), all subject to the provisions of the
Trust?s Declaration of Trust and By-Laws (collectively, the Governing Documents), the 1940 Act, and the applicable rules and regulations promulgated thereunder by the Securities and Exchange Commission (the
SEC) and interpretive guidance issued thereunder by the SEC staff and any other applicable federal and state law, as well as the investment objectives, policies and restrictions of the Fund referred to above, and any other specific policies adopted by the Board and disclosed to the Subadviser. The Subadviser is authorized as the agent of the
Trust to give instructions with respect to the Allocated Assets to the custodian of the Fund as to deliveries of securities and other investments and payments of cash for the account of the Fund. Subject to applicable provisions of the 1940 Act, the investment program to be provided hereunder may entail the investment of all or
substantially all of the assets of a Fund in one or more investment companies. The Subadviser will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer, foreign currency dealer, futures commission merchant or others selected by it. In connection with the selection of such brokers or dealers and the placing of such orders, subject to applicable law, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the Exchange Act)) to the Fund and/or the other accounts over which the Subadviser or its affiliates exercise investment discretion. The Subadviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Subadviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which the Subadviser and its affiliates have with respect to accounts over which they exercise investment discretion. The Board may adopt policies and procedures that modify and restrict the Subadviser?s authority regarding the execution of the Fund?s portfolio transactions provided herein. The Subadviser shall exercise voting rights, rights to consent to corporate action and any other rights pertaining to the Allocated Assets subject to such direction as the
Board may provide, and shall perform such other functions of investment management and supervision as may be directed by the
Board. The Subadviser may execute on behalf of the Fund certain agreements, instruments and documents in connection with the services performed by it under this Agreement. These may include, without limitation, brokerage agreements, clearing agreements, account documentation, futures and options agreements, swap agreements, other investment related agreements, and any other agreements, documents or instruments the Subadviser believes are appropriate or desirable in performing its duties under this Agreement.
       (b)	The Fund hereby authorizes any entity or person associated
with the Subadviser which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Fund which is permitted by Section 11(a) of the Exchange Act and
Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation for such transactions in accordance with
Rule 11a2-2(T)(a)(2)(iv). Notwithstanding the foregoing, the
Subadviser agrees that it will not deal with itself, or with members of the Board or any principal underwriter of the Fund, as principals or agents in making purchases or sales of securities or other property for the account of the Fund, nor will it purchase any securities from an underwriting or selling group in which the
Subadviser or its affiliates is participating, or arrange for purchases and sales of securities between the Fund and another account advised by the Subadviser or its affiliates, except in each case as permitted by the 1940 Act and in accordance with such policies and procedures as may be adopted by the Fund from time to time, and will comply with all other provisions of the Governing
Documents and the Fund?s then-current Prospectus and Statement of Additional Information relative to the Subadviser and its directors and officers.
       4.	The Subadviser may delegate to any other one or more
companies that the Subadviser controls, is controlled by, or is under common control with, or to specified employees of any such companies, certain of the Subadviser?s duties under this Agreement, provided in each case the Subadviser will supervise the activities of each such entity or employees thereof, that such delegation will not relieve the Subadviser of any of its duties or obligations under this
Agreement and provided further that any such arrangements are entered into in accordance with all applicable requirements of the 1940 Act.
       5.	The Subadviser agrees that it will keep records relating
to its services hereunder in accordance with all applicable laws, and in compliance with the requirements of Rule 31a-3 under the 1940 Act, the Subadviser hereby agrees that any records that it maintains for the Fund are the property of the Fund, and further agrees to surrender promptly to the Fund any of such records upon the Fund?s request. The Subadviser further agrees to arrange for the preservation of the records required to be maintained by Rule 31a-1 under the 1940 Act for the periods prescribed by Rule 31a-2 under the
1940 Act.
       6.	(a)	The Subadviser, at its expense, shall supply the
Board, the officers of the Trust, and the Manager with all
information and reports reasonably required by them and reasonably available to the Subadviser relating to the services provided by the Subadviser hereunder.
       (b)	The Subadviser shall bear all expenses, and shall furnish
all necessary services, facilities and personnel, in connection with its responsibilities under this Agreement. Other than as herein specifically indicated, the Subadviser shall not be responsible for the Fund?s expenses, including, without limitation, advisory fees; distribution fees; interest; taxes; governmental fees; voluntary assessments and other expenses incurred in connection with membership in investment company organizations; organization costs of the Fund;
the cost (including brokerage commissions, transaction fees or charges, if any) in connection with the purchase or sale of the
Fund?s securities and other investments and any losses in connection therewith; fees and expenses of custodians, transfer agents, registrars, independent pricing vendors or other agents; legal expenses; loan commitment fees; expenses relating to share
certificates; expenses relating to the issuing and redemption or repurchase of the Fund?s shares and servicing shareholder accounts; expenses of registering and qualifying the Fund?s shares for sale under applicable federal and state law; expenses of preparing, setting in print, printing and distributing prospectuses and statements of additional information and any supplements thereto, reports, proxy statements, notices and dividends to the Fund?s shareholders; costs of stationery; website costs; costs of meetings of the Board or any committee thereof, meetings of shareholders and other meetings of the Fund; Board fees; audit fees; travel expenses of officers, members of the Board and employees of the Fund, if any;
and the Fund?s pro rata portion of premiums on any fidelity bond and other insurance covering the Fund and its officers, Board members and employees; litigation expenses and any non-recurring or extraordinary expenses as may arise, including, without limitation, those relating to actions, suits or proceedings to which the Fund is a party and the legal obligation which the Fund may have to indemnify the Fund?s
Board members and officers with respect thereto.
       7.	No member of the Board, officer or employee of the Trust
or Fund shall receive from the Trust or Fund any salary or other compensation as such member of the Board, officer or employee while he is at the same time a director, officer, or employee of the
Subadviser or any affiliated company of the Subadviser, except as the Board may decide. This paragraph shall not apply to Board members, executive committee members, consultants and other persons who are not regular members of the Subadviser?s or any affiliated company?s staff.
       8.	As compensation for the services performed by the
Subadviser, including the services of any consultants retained by the Subadviser, the Manager shall pay the Subadviser out of the management fee it receives with respect to the Fund, and only to the extent thereof, as promptly as possible after the last day of each month, a fee, computed daily at an annual rate set forth on Schedule
A annexed hereto. The first payment of the fee shall be made as promptly as possible at the end of the month succeeding the effective date of this Agreement, and shall constitute a full payment of the fee due the Subadviser for all services prior to that date. If this Agreement is terminated as of any date not the last day of a month, such fee shall be paid as promptly as possible after such date of termination, shall be based on the average daily net assets of the
Fund or, if less, the portion thereof comprising the Allocated Assets in that period from the beginning of such month to such date of termination, and shall be that proportion of such average daily net assets as the number of business days in such period bears to the number of business days in such month. The average daily net assets of the Fund or the portion thereof comprising the Allocated Assets shall in all cases be based only on business days and be computed as of the time of the regular close of business of the New York Stock Exchange, or such other time as may be determined by the Board.
       9.	The Subadviser assumes no responsibility under this
Agreement other than to render the services called for hereunder, in good faith, and shall not be liable for any error of judgment or mistake of law, or for any loss arising out of any investment or for any act or omission in the execution of securities transactions for the Fund, provided that nothing in this Agreement shall protect the Subadviser against any liability to the Manager or the Fund to which the Subadviser would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. As used in this Section 9, the term Subadviser shall include any affiliates of the Subadviser performing services for the Trust or the Fund contemplated hereby and the partners, shareholders, directors, officers and employees of the Subadviser and such affiliates.
       10.	Nothing in this Agreement shall limit or restrict the
right of any director, officer, or employee of the Subadviser who may also be a Board member, officer, or employee of the Trust or the
Fund, to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of the Subadviser to engage in any other business or to render services of any kind, including investment advisory and management services, to any other fund, firm, individual or association. If the purchase or sale of securities consistent with the investment policies of the Fund or one or more other accounts of the Subadviser is considered at or about the same time, transactions in such securities will be allocated among the accounts in a manner deemed equitable by the Subadviser. Such transactions may be combined, in accordance with applicable laws and regulations, and consistent with the Subadviser?s policies and procedures as presented to the Board from time to time.
       11.	For the purposes of this Agreement, the Fund?s net assets
shall be determined as provided in the Fund?s then-current Prospectus and Statement of Additional Information and the terms assignment, interested person, and majority of the outstanding voting securities shall have the meanings given to them by Section 2(a) of the 1940
Act, subject to such exemptions as may be granted by the SEC by any rule, regulation or order.
       12.	This Agreement will become effective with respect to the
Fund on the date set forth opposite the Fund?s name on Schedule A annexed hereto, provided that it shall have been approved by the
Trust?s Board and, if so required by the 1940 Act, by shareholders of the Fund in accordance with the requirements of the 1940 Act and, unless sooner terminated as provided herein, will continue in effect through November 30, 2007. Thereafter, if not terminated, this
Agreement shall continue in effect with respect to the Fund, so long as such continuance is specifically approved at least annually (i) by the Board or (ii) by a vote of a majority of the outstanding voting securities of the Fund, provided that in either event the continuance is also approved by a majority of the Board members who are not interested persons of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.
       13.	This Agreement is terminable with respect to the Fund
without penalty by the Board or by vote of a majority of the outstanding voting securities of the Fund, in each case on not more than 60 days? nor less than 30 days? written notice to the
Subadviser, or by the Subadviser upon not less than 90 days? written notice to the Fund and the Manager, and will be terminated upon the mutual written consent of the Manager and the Subadviser. This
Agreement shall terminate automatically in the event of its
assignment by the Subadviser and shall not be assignable by the
Manager without the consent of the Subadviser.
       14.	The Subadviser agrees that for any claim by it against the
Fund in connection with this Agreement or the services rendered under this Agreement, it shall look only to assets of the Fund for satisfaction and that it shall have no claim against the assets of any other portfolios of the Trust.
       15.	No provision of this Agreement may be changed, waived,
discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of the Agreement shall be effective until approved, if so required by the
1940 Act, by vote of the holders of a majority of the Fund?s outstanding voting securities.
       16.	This Agreement, and any supplemental terms contained on
Annex I hereto, if applicable, embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors.
       17.	This Agreement shall be construed and the provisions
thereof interpreted under and in accordance with the laws of the State of New York.
[signature page to follow]


IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed by their officers thereunto duly authorized. LEGG MASON PARTNERS FUND ADVISOR, LLC
By:	_______________________________
       Name:
       Title:
LEGG MASON GLOBAL ASSET
ALLOCATION, LLC
By:	_______________________________
       Name:
       Title:

       The foregoing is acknowledged:

       The undersigned officer of the Trust has executed this Agreement not individually but in his/her capacity as an officer of the Trust. The Trust does not hereby undertake, on behalf of the Fund or otherwise, any obligation to the Subadviser.
LEGG MASON PARTNERS EQUITY TRUST
By:	_______________________________
       Name:
       Title:


ANNEX I


Not applicable.




SCHEDULE A
Legg Mason Partners Lifestyle Allocation 30%
Date:
April 13, 2007
Fee:
The sub-advisory fee will be 70% of the management fee paid to Legg Mason Partners Fund Advisor, LLC, net of expense waivers and reimbursements.
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